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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 METLIFE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                          13-4075851
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

          200 Park Avenue
         New York, New York                                     10166-0188
(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. |X|                                   box. |_|

Securities Act registration statement file number to which this form relates:
                                                                124358
                                                            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------
    6.50% Non-Cumulative                       New York Stock Exchange
    Preferred Stock, Series B

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Capital Stock - Preferred Stock" on pages 15 through 16 of the Registrant's Prospectus dated April 27, 2005 (Registration No. 333-124358), as supplemented by the information under the heading "Description of the Series B Preferred Shares" on pages S-62 through S-72 of the Registrant's related Prospectus Supplement, dated June 9, 2005, which information is incorporated herein by reference and made part of this Registration Statement.

Item 2. Exhibits.

     99.1 Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     99.2 Amended and Restated By-Laws, effective July 27, 2004, of MetLife, Inc. incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

     99.3 Prospectus dated April 27, 2005, incorporated by reference to the Registrant's Registration Statement on Form S-3, Reg. No. 333-124358, filed with the Securities and Exchange Commission on April 27, 2005.

     99.4 Prospectus Supplement, dated June 9, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated June 13, 2005.

     99.5 Certificate of Designations of 6.50% Non-Cumulative Preferred Stock, Series B of MetLife, Inc. dated June 9, 2005.

     99.6 Form of Stock Certificate for 6.50% Non-Cumulative Preferred Stock, Series B, of MetLife, Inc.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   METLIFE, INC.
                                   (Registrant)




Date: June 15, 2005                By: /s/ Gwenn L. Carr
                                   --------------------------------------
                                   Name:  Gwenn L. Carr
                                   Title: Senior Vice President and Secretary

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                                INDEX TO EXHIBITS

Exhibit No.                             Exhibit
-----------                             -------
   99.1 Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

   99.2 Amended and Restated By-Laws, effective July 27, 2004, of MetLife, Inc. incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

   99.3 Prospectus dated April 27, 2005, incorporated by reference to the Registrant's Registration Statement on Form S-3, Reg. No. 333-124358, filed with the Securities and Exchange Commission on April 27, 2005.

   99.4 Prospectus Supplement, dated June 9, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated June 13, 2005.

   99.5 Certificate of Designations of 6.50% Non-Cumulative Preferred Stock, Series B of MetLife, Inc. dated June 9, 2005.

   99.6       Form of Stock Certificate for 6.50% Non-Cumulative
              Preferred Stock, Series B, of MetLife, Inc.

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